As filed with the Securities and Exchange Commission on September 19, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ATHERSYS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		20-4864095 (I.R.S. Employer Identification No.)
3201 Carnegie Avenue Cleveland, Ohio 44115-2634 (Address of principal executive offices including zip code)
Athersys, Inc. 2019 Equity and Incentive Compensation Plan
(Full title of the plan)
Mr. Daniel Camardo
Chief Executive Officer
Athersys, Inc.
3201 Carnegie Avenue
Cleveland, Ohio 44115-2634
(216) 431-9900
(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☐

EXPLANATORY NOTE
Athersys, Inc. (the “Registrant”) hereby files this Registration Statement on Form S-8 (the “Registration Statement”) to register an additional 840,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), under the Athersys, Inc. 2019 Equity and Incentive Compensation Plan (the “Plan”). The Plan is an amendment and restatement, effective July 28, 2022, as restated, of the Athersys, Inc. 2019 Equity and Incentive Compensation Plan, for which a previously filed registration statement on Form S-8 is effective. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-232075) filed by the Registrant on June 12, 2019, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents filed with the Commission by the Registrant are hereby incorporated by reference into this Registration Statement:

(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (Commission File No. 001-33876), filed with the Commission on March 15, 2022;
(b)The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022 (Commission File No. 001-33876), filed with the Commission on May 6, 2022 and August 12, 2022, respectively;
(c)The Registrant’s Current Reports on Form 8-K (Commission File No. 001-33876) filed with the Commission on January 21, 2022, February 11, 2022, March 24, 2022, April 28, 2022, May 12, 2022, June 2, 2022, June 9, 2022, June 21, 2022, July 8, 2022, August 2, 2022, August 4, 2022, August 17, 2022, August 29, 2022, September 12, 2022 and September 14, 2022; and
(d)The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Commission File No. 001-33876) filed with the Commission on December 6, 2007 under the Exchange Act, as updated by Exhibit 4.1 to the Company’s Current Report on Form 8-K (Commission File No. 001-33876) filed on March 24, 2022, and all amendments and reports filed for the purpose of updating that description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
4.1
Certificate of Incorporation of Athersys, Inc., as amended as of June 20, 2013 (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33876) filed with the Commission on August 13, 2013)

4.2
Certificate of Amendment to Certificate of Incorporation of Athersys, Inc., as amended as of June 7, 2017 (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33876) filed with the Commission on August 9, 2017)

4.3
Certificate of Amendment to Certificate of Incorporation of Athersys, Inc., as amended, effective as of June 16, 2021 (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-3 (File No. 333-257409) filed with the Commission on June 25, 2021)

4.4
Certificate of Amendment to Certificate of Incorporation of Athersys, Inc., as amended, effective as of August 26, 2022 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33876) filed with the Commission on August 29, 2022)

4.5
Bylaws of Athersys, Inc., as amended and restated as of March 13, 2019 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33876) filed with the Commission on March 14, 2019)

4.6	Athersys, Inc. 2019 Equity and Incentive Compensation Plan (amended and restated effective July 28, 2022, as restated)*
5.1	Opinion of Jones Day*
23.1	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP*
23.2	Consent of Jones Day (included in Exhibit 5.1)*
24.1	Power of Attorney*
107	Calculation of Filing Fee Tables*

*    Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, state of Ohio, on this 19th day of September 2022.

ATHERSYS, INC.
By: /s/ Daniel A. Camardo Name: Daniel A. Camardo Title: Chief Executive Officer and Director
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: September 19, 2022	/s/ Daniel A. Camardo
Daniel A. Camardo
Chief Executive Officer and Director (Principal Executive Officer)

Date: September 19, 2022	*
Kasey Rosado
Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: September 19, 2022	*
Ismail Kola
Chairman

Date: September 19, 2022	*
Kenneth Traub
Director

Date: September 19, 2022	*
Jane Wasman
Director

Date: September 19, 2022	*
Jack Wyszomierski
Director
______________

*
This Registration Statement has been signed on behalf of the above officers and directors by Daniel A. Camardo, as attorney-in-fact, pursuant to a power of attorney filed as Exhibit 24.1 to this Registration Statement.

Dated:	September 19, 2022	By: /s/ Daniel A. Camardo
Daniel A. Camardo Attorney-in-Fact